Exhibit 99.1

Vislink Reports Full Year 2020 Financial Results

With Completed Financial Turnaround, Improved Capital Base and Strong Fourth Quarter Revenues, Vislink is Positioned to Pursue Strategic Business Opportunities

HACKETTSTOWN, NJ — March 31, 2021 — Vislink (“the “Company”) (Nasdaq: VISL), a global technology leader in the collection, delivery and management of high quality, live video and associated data, announced its results for the year ended December 31, 2020. Company management will host a live webcast on Thursday, April 1, 2021 at approximately 10:00 a.m. ET to review the Company’s financial and operating results and provide a general business update (see webcast details below).

2020 Business Update:

●	Received a $1.3 million contract from a European partner to supply equipment and services for border protection.
●	Received orders valued at over $400,000 for satellite communications equipment from Airbus Defence and Space Limited. The orders cover ground terminals to be used in support of the Airbus contract with the UK Government, providing satellite communications services to UK Government agencies and the Ministry of Defence through the Skynet 5 program.
●	Received a $400,000 contract to supply an airborne surveillance video downlink solution to a government agency located in the Middle East and North Africa region.
●	Chosen by Italian Integrator NVP SpA to provide high definition live onboard video systems for the prestigious European Ferrari Challenge Race Series.
●	Announced that RaceTech, a horseracing dedicated technical facilities provider in England, Wales and Scotland, is using Vislink’s wireless video communications systems to provide live coverage to racing fans in the United Kingdom.
●	Expanded the lineup of Refcam—ultra-small wireless wearable cameras for use in live sports production—in partnership with specialty camera systems provider Movicom.

Financial Update:

●	For the year ended December 31, 2020, revenue was $22.9 million, compared to $28.9 million for the year ended December 31, 2019.
●	Gross margins were 39.4% of revenue for the year ended December 31, 2020, compared to 45.6% of revenue for the year ended December 31, 2019.
●	For the year ended December 31, 2020, net loss attributable to common shareholders was $17.6 million, or $(1.19) per share, compared to net loss of $18 million, or $(12.08) per share for the year ended December 31, 2019.
●	EBITDA (earnings before interest, taxes depreciation and amortization) for December 31, 2020 was negative $16 million compared to negative $13.8 million for the year ended December 31, 2019. $5.8 million of the negative EBITDA of $16 million was attributable to a one-time write-off of expenses related to reductions in headcount, facilities and product lines.
●	Subsequent to the end of the fiscal year, completed a $50 million capital raise.
●	Ended the fourth quarter 2020 with $5.2 million in cash, compared to $1.7 million at the end of the fourth quarter of 2019.

“Although we were negatively impacted by the global business downturn due to COVID-19, we started to see positive signs in the business by the end of the year,” said Carleton Miller, CEO of Vislink. “Our fourth quarter revenues were over 40% higher than the third quarter, rebounding to almost $7 million, which represented the strongest quarter of the year. Our SATCOM business sector showed particular strength in the fourth quarter, with revenue increasing over 13% and bookings up over 52% from the same period in 2019. We also maintained targeted investments in key product lines, which will allow us to hold and expand our leadership in providing innovative video solutions across diverse industries.”

Mr. Miller continued, “For the second phase of our financial restructuring, we took concrete steps to increase liquidity and strengthen our financial position throughout the year. This included a strategic initiative undertaken in early 2020 to mitigate the potential impact of the COVID-19 pandemic, and further targeted reductions in operating expenditures that were made in November 2020. The implementation of proactive spending cuts across the business allowed us to realize savings of approximately $5 million in fiscal 2020. A significant portion of the loss we reported for the year was the result of necessary rightsizing actions that were taken. For the year, $5.8 million of the negative EBITDA of $16 million was attributable to a one-time write-off of expenses related to reductions in headcount, facilities and product lines. These aggressive actions allowed us to underpin the Company with financial and operational stability. We entered 2021 with an improved balance sheet, access to capital and cash available for targeted investments in engineering and R&D, new product development, channel expansion and strategic acquisitions. With Phase 2 of our financial turnaround largely complete, we are now entering the next chapter in our story—Phase 3—in which we will focus on pursuing profitable growth through both an increase in organic business development as well as accretive strategic alternatives. The $50 million capital raise we closed on last month will greatly facilitate these efforts.”

Mr. Miller concluded, “We are beginning to see renewed quoting activity as live in-person sports and entertainment events start to come back online. As a result, we remain cautiously optimistic that, as worldwide business starts returning to pre-pandemic levels in 2021, we will be well-positioned to capitalize on growing opportunities across our Live Event Production, Military/Government, SATCOM and Services solution areas through 2021 and beyond.”

Financial Results Webcast Details

On Thursday, April 1, 2021, Vislink’s CEO, Carleton Miller, and CFO, Michael Bond, will host a webcast at approximately 10:00 a.m. ET to review the Company’s financial and operating results and provide a general business update. This webcast will be live at https://services.choruscall.com/links/visl210401.html Investors will be able to submit questions during the webcast.

Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earning release and the related earning conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income/expense. We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

About Vislink Technologies, Inc.

Vislink is a global technology business specializing in the collection, delivery, and management of high quality, live video and associated data from the scene of the action to the viewing screen. For the broadcast markets, Vislink provides solutions for the collection of live news, sports, and entertainment events. Vislink also furnishes the surveillance and defense markets with real-time video intelligence solutions using a variety of tailored transmission products. The Vislink team also provides professional and technical services utilizing a staff of technology experts with decades of applied knowledge and real-world experience to the areas of a terrestrial microwave, satellite, fiber optic, surveillance, and wireless communications systems, to deliver a broad spectrum of customer solutions. Vislink’s shares of Common Stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future financial position, projected expenses, prospects, plans, objectives of management and financial reporting abilities, maintenance of new product pipeline and technical innovation, the Company’s expected focus on financial discipline and cost reduction plans, anticipated cost savings, planned adjustments to its workforce, expected market opportunities across the Company’s operating segments, the Company’s expectations as to its operational turnaround, including operational efficiencies and future capital allocation, the effects of the COVID-19 pandemic, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 1, 2020 and in subsequent filings with, or submissions to, the SEC.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

Contacts

Investor Relations:

Phil Carlson

KCSA Strategic Communications

vislink@kcsa.com

Media Relations:

Anthony Feldman / Jenny Robles

KCSA Strategic Communications

vislink@kcsa.com

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Years Ended
	December 31,
	2020	2019
Revenue, net	$22,882	$28,942
Cost of Revenue and operating expenses
Cost of components and personnel	13,867	15,741
Inventory valuation adjustments	415	4,705
General and administrative expenses	17,024	20,099
Gain on lease termination	(21)	—
Research and development	2,698	3,232
Loss on abandonment of property and equipment	680	—
Impairment of inventory	3,801	—
Impairment of right-of-use assets	895	—
Amortization and depreciation	1,411	2,365
Total cost of revenue and operating expenses	40,770	46,142
Loss from operations	(17,888)	(17,200)
Other income (expenses)
Changes in fair value of derivative liabilities	8	1,064
Loss on conversion of debentures	—	(33)
Gain on settlement of related party obligations	331	—
Gain on settlement of debt	90	—
Other income	5	—
Interest expense, net	(121)	(1,878)
Total other income (expenses)	313	(847)
Net loss	$(17,575)	$(18,047)

Basic and diluted loss per share	$(1.19)	$(12.08)

Weighted average number of shares outstanding:
Basic and Diluted	14,811	1,494

Comprehensive loss:
Net loss	$(17,575)	$(18,047)
Unrealized loss on currency translation adjustment	(59)	(68)
Comprehensive loss	$(17,634)	$(18,115)

VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	December 31,
	2020	2019
ASSETS
Current assets
Cash	$5,190	$1,737
Accounts receivable, net	4,525	6,714
Inventories, net	5,986	7,674
Prepaid expenses and other current assets	814	660
Total current assets	16,515	16,785
Right of use assets, operating leases	1,077	1,925
Property and equipment, net	1,138	1,972
Intangible assets, net	1,921	2,922
Total assets	$20,651	$23,604
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,104	$6,784
Accrued expenses	2,340	1,912
Notes payable	25	339
Current portion of PPP loan	905	—
Operating lease obligations, current	475	821
Due to related parties	—	505
Customer deposits and deferred revenue	975	2,821
Derivative liabilities	22	30
Total current liabilities	8,846	13,212
Long-term portion of PPP loan	263	—
Operating lease obligations, net of current portion	1,545	1,163
Total liabilities	10,654	14,375
Commitments and contingencies (See Note 15)
Stockholders’ equity
Preferred stock – $0.00001 par value per share: 10,000,000 shares authorized at December 31, 2020 and 2019; -0- shares issued and outstanding as of December 31, 2020 and 2019	—	—
Common stock, – $0.00001 par value per share, 100,000,000 shares authorized, 21,382,290 and 3,594,548 shares issued and 21,379,631 and 3,591,889 outstanding at December 31, 2020 and 2019, respectively	—	—
Additional paid in capital	280,273	261,871
Accumulated other comprehensive income	148	207
Treasury stock, at cost – 2,659 shares as of December 31, 2020 and 2019, respectively	(277)	(277)
Accumulated deficit	(270,147)	(252,572)
Total stockholders’ equity	9,997	9,229
Total liabilities and stockholders’ equity	$20,651	$23,604

Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.

RECONCILIATION OF GAAP to NON-GAAP RESULTS

YEAR ENDING DECEMBER 31, 2020

(IN THOUSANDS)

Reconciliation of net income to EBITDA
Net loss	$(17,575)
interest expense	(121)
Amortization and depreciation	1,411
EBITDA	$(16,043)